UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 19, 2010

AltiGen Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27427	94-3204299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 East Plumeria Drive
San Jose, CA
 (Address of principal executive offices, including zip code)

(408) 597-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2010, AltiGen Communications, Inc. (the “Company”) announced that Gilbert Hu, the Company’s current Chief Executive Officer and Chairman of the Board of Directors will transition from his role as Chief Executive Officer to President of Asia-Pacific effective as of October 1, 2010.  Mr. Hu will continue to serve as Chairman of the Board of Directors.  The Company also announced that Jeremiah J. Fleming, the Company’s current President and Chief Operating Officer will assume the title of President and Chief Executive Officer effective as of October 1, 2010. Mr. Fleming will also continue to serve as a member of the Company’s Board of Directors.  The transition of Mr. Hu’s position from Chief Executive Officer to President of Asia-Pacific Region will not trigger the Company’s severance obligations under Mr. Hu’s employment agreement with the Company, but such severance provisions will continue to remain in place after such transition.  There are no arrangements or understandings between either of Mr. Fleming or Mr. Hu and any other person(s) pursuant to which he was or is to be selected as an officer of the Company that are required to be disclosed by Item 401(b) of Regulation S-K.

Gilbert Hu, age 53, founded the Company in May 1994. Mr. Hu has been Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in May 1994. Prior to AltiGen, Mr. Hu was founder, President and CEO of Centrum Communications, a pioneer in the remote networking industry, which was acquired by 3Com Corporation in early 1994. Mr. Hu has also served in technical and managerial roles at Vitalink Corporation, Convergent Technologies, and Luxcom. Mr. Hu earned an M.S. in Electrical Engineering from Arizona State University and received a B.S. in Electrical Engineering from National Chiao-Tung University in Taiwan.

Jeremiah J. Fleming, age 52, has been President and Chief Operating Officer since April 2007. Mr. Fleming has been a member of the Board of Directors of AltiGen since July 2007. From March 1997 to March 2007, Mr. Fleming has served as a member of the executive management team of Interactive Intelligence, Inc. When Interactive Intelligence launched its Vonexus subsidiary in 2004 to focus on Microsoft-based IP communications solutions, Mr. Fleming was appointed President of Vonexus. In that role, he was responsible for corporate strategy, management, business development and overall financial performance. Mr. Fleming originally joined Interactive Intelligence, Inc. as Vice President of Sales in 1997 to drive the inaugural launch of the company's enterprise communications software. Following Interactive Intelligence's initial public offering in 1999, Mr. Fleming was promoted to Executive Vice President of Sales for the Americas, Europe, Middle East and Africa. Mr. Fleming holds a B.A. and an M.B.A. from the University of Missouri.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	AltiGen Communications, Inc. Press Release issued August 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIGEN COMMUNICATIONS, INC.

Date: August 25, 2010	By:	/s/ Philip M. McDermott
Philip M. McDermott
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	AltiGen Communications, Inc. Press Release issued August 25, 2010.